EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ENACTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aditxt, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Amro Albanna, Chief Executive Officer of the Company, Corinne Pankovcin, Chief Financial Officer of the Company, and Thomas J. Farley, Controller of the Company, certify, pursuant to 18 U.S.C. § 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2021	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer
(Principal Executive Officer)

August 12, 2021	/s/ Corinne Pankovcin
Corinne Pankovcin
Chief Financial Officer
(Principal Financial Officer)

August 12, 2021	/s/ Thomas J. Farley
Thomas J. Farley
Controller
(Principal Accounting Officer)